UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2012

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 2.06.	MATERIAL IMPAIRMENTS.

On March 16, 2012, the Board of Directors of Carrols Restaurant Group, Inc. (the “Company”) concluded that the Company had impairment and other lease charges as required under generally accepted accounting principles relating to its approval of a plan to close the Company’s five Pollo Tropical restaurants located in New Jersey. On March 27, 2012, these Pollo Tropical restaurants were closed. Two of the five Pollo Tropical restaurant locations’ assets had been previously impaired as of January 1, 2012 and have a base lease term ending in 2012.

The Company expects to record total additional impairment and other lease charges in the first quarter of 2012 ranging from $5.6 million to $6.1 million. These charges include expected asset impairments of $4.2 million and expected other lease charges ranging from $1.4 million to $1.9 million, which represent lease liabilities to be accrued, net of estimated sublease recoveries, and which will result in future cash expenditures.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	April 3, 2012

By:	/s/ Paul R. Flanders
Name:	Paul R. Flanders
Title:	Vice President, Chief Financial Officer and Treasurer

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